EXHIBIT 17.1


                              [FORM OF PROXY CARD]



            The shares represented by a properly executed proxy card
                  will be voted as specified on the proxy card.


PORTFOLIO S (THE "BABSON FUND") OF     THIS PROXY IS SOLICITED BY
D.L. BABSON BOND TRUST                 THE BOARD OF TRUSTEES
(THE "TRUST")                          SPECIAL MEETING OF SHAREHOLDERS
                                       MARCH 15, 2004 - 9:00 A.M. CENTRAL TIME
                                       (THE "MEETING")

The undersigned appoints Jennifer Lammers, Laura Moret, Christopher J. Tomas and Martin A. Cramer, and each of them individually with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of the Babson Fund held by the undersigned on January 15, 2004, at the Meeting, to be held at the offices of RBC Dain Rauscher Corporation, 60 South Sixth Street, Minneapolis, Minnesota, on March 15, 2004 at 9 a.m. Central Time and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Meeting are revoked. The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated [EFFECTIVE DATE].

                                                PLEASE VOTE, DATE AND SIGN,
                                            AND PROMPTLY RETURN THIS PROXY CARD
                                             IN THE ENCLOSED ENVELOPE PROVIDED.

                                       Dated:
                                             -----------------------------------


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                                             (Signature) (SIGN IN THE BOX)

                                             Please sign exactly as your name or
                                             names appear to the left. When
                                             shares are held by joint tenants,
                                             both should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee, guardian or in any other
                                             representative capacity, please
                                             give full title as such. If
                                             signing for a corporation, please
                                             sign in full corporate name by
                                             authorized person. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

PLEASE FILL IN BOXES AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X] PLEASE DO NOT USE FINE POINT PENS. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL ITEMS, AS APPLICABLE.

                                                                                        FOR       AGAINST           ABSTAIN
1. To approve an Agreement and Plan of Reorganization (the "Plan") for the Babson       [ ]         [ ]               [ ]
Fund. Under the Plan, (i) all of the assets of the Babson Fund would be transferred to RBC Quality Income Fund (the "Quality Income Fund"), a series of
RBC Funds, Inc.; (ii) all of the liabilities of the Babson Fund would be assumed by the Quality Income Fund; (iii) each shareholder of the Babson Fund would be issued shares of the Quality Income Fund in an amount equal to the value of the shareholder's holdings in the Babson Fund immediately prior to the reorganization transaction (the "Reorganization"); and (iv) the Babson Fund would be liquidated.

2. To approve the election of the following individuals to the board of trustees      FOR ALL   WITHHOLD ALL     FOR ALL EXCEPT
of the Trust: (01) T. Geron Bell, (02) Lucy Hancock Bode, (03) Leslie H. Garner,        [ ]         [ ]               [ ]
Jr., (04) Ronald James, (05) Michael T. Lee, (06) John A. MacDonald, (07) H.
David Rybolt, (08) James R. Seward, and (09) Jay H. Wein.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, MARK THE BOX
"FOR ALL EXCEPT" AND [ ] WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.)

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3. To ratify the selection of Deloitte & Touche LLP as independent auditors of          FOR       AGAINST           ABSTAIN
the Babson Fund for the current fiscal year.                                            [ ]         [ ]               [ ]

     THE PERSONS NAMED AS PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS
                            OR POSTPONEMENTS THEREOF



                        (PLEASE SIGN AND DATE ON REVERSE)